UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 23, 2016

Tesla Motors, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34756	91-2197729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 681-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)

On September 23, 2016, Tesla Motors, Inc. (the “Company”) announced that Eric Branderiz will become its Vice President, Corporate Controller and Chief Accounting Officer, commencing on October 24, 2016. Mr. Branderiz, 51, will join the Company from SunPower Corporation, a solar cell and panel manufacturer, where he started in June 2010 as its Vice President and Corporate Controller and has most recently been its Senior Vice President, Corporate Controller and Chief Accounting Officer, responsible for, among other things, all financial accounting, external reporting and controllership.

Mr. Branderiz will have an annual base salary of $300,000 and will receive a $5 million new hire equity grant (in the form of restricted stock units or stock options, or a combination thereof), which will be granted and will vest over four years in accordance with the Company’s standard equity policies. Mr. Branderiz will also be eligible to participate in the compensation and benefit programs generally available to the Company’s employees. His employment has no specified term and will be on an at-will basis.

On September 23, 2016, the Company issued a press release regarding Mr. Branderiz’s hiring, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Tesla Motors, Inc. dated September 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA MOTORS, INC.

By:	/s/ Jason Wheeler
Jason Wheeler Chief Financial Officer

Date:  September 23, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Tesla Motors, Inc. dated September 23, 2016.